UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2018

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the recently announced intention of Benefitfocus, Inc. (the “Company”) to offer, subject to market conditions and other factors, $200 million aggregate principal amount of its convertible senior notes due 2023 (the “Notes”) (as described in Item 8.01 below), on December 19, 2018, the Company and certain of its subsidiaries entered into the Eighth Amendment Agreement (the “Eighth Amendment”), to the Credit Agreement, dated as of February 20, 2015, as amended on June 16, 2015, December 18, 2015, March 24, 2016, October 28, 2016, December 12, 2016, April 26, 2017 and March 29, 2018, with Silicon Valley Bank, a lender and the administrative agent and collateral agent, and several other lenders party thereto. The Eighth Amendment, among other things, amends the definitions of “Capital Stock” and “Swap Agreement” to allow for (1) indebtedness pursuant to the issuance of the Notes (the “Permitted Convertible Indebtedness”) and (2) certain investments anticipated to be made in connection with planned privately negotiated capped call transactions related to the planned sale of the Notes (the “Hedge Investments”). The Eighth Amendment also amends Section 7.2 to allow for Permitted Convertible Indebtedness of up to $300.0 million and the Hedge Investments. Additionally, Section 7.6 is amended to, among other things, allow the Company to acquire shares of its common stock upon exercise and settlement of the capped call transactions, and, subject to pro forma compliance with the financial covenants under the Credit Agreement and certain limits, to repurchase or redeem the Notes, or to make cash payments upon conversion of the Notes. In addition, Section 8.1(e) is amended to, among other things, provide that an event of default under the Credit Agreement will not include the conversion of the Notes into cash, common stock or a combination thereof that is not a result of a breach of the Indenture expected to be entered into upon the issuance of the Notes and that will govern the Notes.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 8.01. Other Events.

On December 19, 2018, the Company issued a press release announcing the Company’s intention to offer, subject to market conditions and other factors, $200 million aggregate principal amount of Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 20, 2018, the Company issued a press release announcing that it had priced the offering of $200 million aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated December 19, 2018.

99.2	Press release dated December 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: December 21, 2018	/s/ Jonathon E. Dussault
Jonathon E. Dussault Chief Financial Officer